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                                  NORTH VALLEY
                                    BANCORP

North Valley Bancorp Reports Earnings for the Quarter Ending September 30, 2003

October 15, 2003 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $674 million in assets, today reported results for the three- and nine-months ending September 30, 2003. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB"). (All share and earnings per share figures have been adjusted to reflect the 3-for-2 stock split payable on May 15, 2003 to shareholders of record on April 15, 2003.)

Quarterly Results

         The Company reported net income for the quarter ended September 30, 2003 of $1,817,000 or $0.26 per diluted share compared to $2,126,000 or $0.29 per diluted share for the same period in 2002. This represents a decrease in net income of $309,000 or 14.5% and a decrease in diluted earnings per share of 10.3%. The decrease in earnings was due to a decrease in net interest income of $865,000, an increase in noninterest expense of $745,000, partially offset by an increase in noninterest income of $450,000 and no provision for loan losses compared to $380,000 in the third quarter of 2002.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $865,000 or 11.4% compared to the same quarter in 2002. This was due to a decrease in interest income of $1,303,000 partially offset by a decrease in interest expense of $438,000. The decrease in interest income was primarily due to total average loans decreasing from $428,549,000 in the third quarter of 2002 to $382,388,000 in the same period in 2003 and average fed funds increasing from $19,238,000 in the third quarter of 2002 to $73,912,000 in 2003. Interest expense decreased primarily due to a decrease in average rates paid on most deposit products. The Company's overall yield on interest-bearing liabilities decreased to 1.44% from 1.95% for the same period in 2002. The Company's net interest margin on a fully taxable-equivalent basis fell to 4.55% for the third quarter of 2003 compared to 5.41% for the third quarter of 2002.

         As discussed in previous earnings releases, the Company began last year to employ a strategy of selling all fixed rate, conforming mortgage production into the secondary market. Historically, the Company held all mortgage loans originated and this contributed to the Company's overall loan growth. In addition, the Company began a slow and strategic exit from its dealer finance program earlier in 2003 due to increased competition and overhead associated with this operation. Both of these strategic decisions have significantly contributed to the reduction in total loans and has reduced interest income during 2003. While this reduction in interest income has been partially offset by gains on mortgage sales, overall net income is lower in the current period as a result. Management believes this is a sound, long-term strategy to maintain a consistent earnings stream and favorably position the Company when overall interest rates begin to rise. During the third quarter of 2003, the Company sold $20,966,000 in mortgage loans.

         Noninterest income increased to $2,667,000 for the quarter ended September 30, 2003 compared to $2,217,000 for the same period in 2002. This represents an increase of $450,000 or 20.3% and was primarily driven by gains on sales of mortgage loans of $370,000 for the three months ending September 30, 2003 compared to $202,000 for the same period in 2002. For the quarter ended September 30, 2003, service charges on deposits increased to $1,149,000 compared to $972,000 in the same period in 2002 but this was offset by a decrease in other fees of $163,000. Other income increased from $337,000 for the third quarter of 2002 to $574,000 for the same period in 2003.

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         Noninterest expense totaled $6,899,000 for the three months ended
September 30, 2003 compared to $6,154,000 for the same period in 2002 which is an increase of $745,000 or 12.1%. Salaries and benefits increased by 11.8% and was due primarily to organic growth within the Company and normal salary merit increases. Equipment expense increased from $485,000 in the third quarter of 2002 to $594,000 in the third quarter of 2003 due to the Company's new core operating system, which was purchased and placed into service in the fourth quarter of 2002. On a linked-quarter basis, total noninterest expense decreased from $6,949,000 for the second quarter of 2003 to $6,899,000 for the third quarter of 2003.

Year-to-Date Results

         For the nine months ending September 30, 2003, the Company reported net income of $6,050,000 or $0.85 per diluted share compared to $5,782,000 or $0.80 per diluted share for the same period in 2002. This represents an increase in net income of $268,000 or 4.6% and an increase in diluted earnings per share of 5.9%. The Company took no provision for loan losses for the nine months ended September 30, 2003 compared to a provision of $1,375,000 in the same period last year. Net interest income decreased by $969,000 or 4.5%. Noninterest income increased by $1,892,000, fueled by gains on sales of mortgage loans of $1,442,000. For the nine months ended September 30, 2003, noninterest expense increased by $2,288,000 or 12.5% over the same period last year. The increase was primarily due to an increase in salary expense of $833,000, an increase in equipment expense of $624,000 and an increase in other expenses of $670,000.

Credit Quality

         Nonperforming loans increased to $3,311,000, or 0.89% of total loans at September 30, 2003, up from $2,921,000 or 0.75% of total loans at June 30, 2003, and up from $2,316,000, or 0.52% of total loans at December 31, 2002. For the period ended September 30, 2003, $2,155,000 of nonperforming loans were secured by first deeds of trust on real property and $1,201,000 represented the guaranteed portion of SBA non-performing loans. The allowance for loan losses at September 30, 2003 was $6,642,000 or 1.79% of total loans compared to $6,723,000 or 1.51% of total loans at December 31, 2002. No provision was made to the allowance for loan loss during the nine months ended September 30, 2003 due to $81,000 in net charge-offs and a $73 million reduction in total gross loans since December 31, 2002. On a year-to-date basis, the Company sold $74 million in mortgage loans. The ratio of net charge-offs to average loans outstanding was 0.03% on an annualized basis through September 30, 2003 compared to 0.20% for the year ended December 31, 2002. The allowance for loan losses as a percentage of nonperforming loans was 200.60% as of September 30, 2003 compared to 290.28% as of December 31, 2002. Nonperforming loans net of the SBA Guarantee portion of those loans as of September 30, 2003 totaled $2,110,000 and represented 0.58% of total loans.

         "The change in our mortgage loan strategy which began last year has resulted in a liquidity build-up that we believe positions us well for the future but certainly comes at some cost today. Despite the fact that we are the dominant Bank in our largest market, loan production has not been able to keep pace with the pre-payment of mortgage loans and deposit growth. We believe that our expansion into Woodland later this year will provide greater lending opportunities as that market will include Yolo, Solano and Sacramento Counties. Reinvestment opportunities are our key focus at this time; however, we are not willing to sacrifice future earnings for short-term earnings goals," stated Mr. Cushman, President & CEO.

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank and Six Rivers Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility

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companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

Michael J. Cushman                      or      Edward J. Czajka
President & Chief Executive Officer             Executive Vice President &
(530) 226-2900    Fax: (530) 221-4877           Chief Financial Officer


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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                     For the nine months ended September 30,

                                              2003         2002       $ Change     % Change
                                           ----------   ----------   ----------   ----------
Interest income:
  Loans and leases including fees          $   22,019   $   24,400   $   (2,381)        -9.8%
Investment securities
     Taxable                                    3,142        3,380         (238)        -7.0%
     Non-taxable                                  975        1,194         (219)       -18.3%
  Federal funds sold                              458          265          193         72.8%
                                           ----------   ----------   ----------   ----------
Total interest income                          26,594       29,239       (2,645)        -9.0%
Interest expense:
Deposits                                        4,306        6,079       (1,773)       -29.2%
Other borrowings                                  569          655          (86)       -13.1%
Trust preferred securities                        970          787          183         23.3%
                                           ----------   ----------   ----------   ----------
Total interest expense                          5,845        7,521       (1,676)       -22.3%

Net interest income                            20,749       21,718         (969)        -4.5%

Provision for loan and lease losses                 0        1,375       (1,375)      -100.0%
Net interest income after provision
  for loan and lease losses                    20,749       20,343          406          2.0%

Noninterest income:
  Service charges on deposit accounts           3,575        3,505           70          2.0%
  Other fees and charges                        1,591        1,607          (16)        -1.0%
  Gain on sale of loans                         1,442          202        1,240          1.0%
  Gains on sale of securities                     201           27          174        644.4%
  Other                                         1,732        1,308          424         32.4%
                                           ----------   ----------   ----------   ----------
Total noninterest income                        8,541        6,649        1,892         28.5%

Noninterest expense:
 Salaries and employee benefits                10,122        9,289          833          9.0%
 Occupancy expense                              1,303        1,142          161         14.1%
 Furniture and equipment expense                1,954        1,330          624         46.9%
 Other                                          7,165        6,495          670         10.3%
                                           ----------   ----------   ----------   ----------
Total noninterest expense                      20,544       18,256        2,288         12.5%


Income before provision for income taxes        8,746        8,736           10          0.1%

Provision for income taxes                      2,696        2,954         (258)        -8.7%

Net income                                 $    6,050   $    5,782   $      268          4.6%

Net income per share:
  Basic                                    $     0.89   $     0.83   $     0.06          7.2%
  Diluted                                  $     0.85   $     0.80   $     0.05          5.9%
Weighted Average Shares *

Basic                                       6,781,131    7,005,000
Diluted                                     7,139,413    7,204,500
 * Adjusted for 3 for 2 Stock Split

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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                       For the quarter ended September 30,

                                             2003          2002       $ Change     % Change
                                          ----------    ----------   ----------   ----------
Interest income:
 Loans and leases including fees          $    6,870    $    8,319   $   (1,449)       -17.4%
Investment Securities
     Taxable                                   1,194         1,049          145         13.8%
     Non-taxable                                 307           398          (91)       -22.9%
 Federal funds sold                              179            87           92        105.7%
                                          ----------    ----------   ----------   ----------
Total interest income                          8,550         9,853       (1,303)       -13.2%
Interest Expense:
 Deposits                                      1,313         1,795         (482)       -26.9%
 Other borrowings                                150           190          (40)       -21.1%
 Trust preferred securities                      358           274           84         30.7%
                                          ----------    ----------   ----------   ----------
Total Interest Expense                         1,821         2,259         (438)       -24.1%

Net interest income                            6,729         7,594         (865)       -11.4%

Provision for loan and lease losses               --           380         (380)      -100.0%
Net interest income after provision for
  loan and lease losses                        6,729         7,214         (485)        -6.7%

Noninterest income:
  Service charges on deposit accounts          1,149           972          177         18.2%
  Other fees and charges                         529           692         (163)       -23.6%
  Gain on sale of loans                          370           202          168        100.0%
  Gains on sale of securities                     45            14           31        100.0%
  Other                                          574           337          237         70.3%
                                          ----------    ----------   ----------   ----------
Total noninterest income                       2,667         2,217          450         20.3%

Noninterest expense:
 Salaries and employee benefits                3,445         3,082          363         11.8%
 Occupancy expense                               467           361          106         29.4%
 Furniture and equipment expense                 594           485          109         22.5%
 Other                                         2,393         2,226          167          7.5%
                                          ----------    ----------   ----------   ----------
Total noninterest expense                      6,899         6,154          745         12.1%

Income before provision for income
  Taxes                                        2,497         3,277         (778)       -23.7%

Provision for income taxes                       680         1,151         (471)       -40.9%

Net income                                $    1,817    $    2,126   $     (309)       -14.5%

Net income per share:
  Basic                                   $     0.28    $     0.30   $    (0.02)        -6.7%
  Diluted                                 $     0.26    $     0.29   $    (0.03)       -10.3%

Weighted Average Shares *
Basic                                      6,599,322     7,005,002
Diluted                                    6,986,909     7,214,525
* Adjusted for 3 for 2 Stock Split

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

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)
                                                              Sept 30,     Dec 31,
ASSETS                                                          2003         2003      $ Change     % Change
                                                              ---------   ---------    ---------   ----------
Cash and due from banks                                       $  41,818   $  33,900    $   7,918         23.4%
Federal funds sold                                               75,910      21,400       54,510        254.7%
Cash held in other financial institutions                            99         517         (418)       -80.9%

Securities:
  Available for sale, at fair value                             139,544     110,475       29,069         26.3%
  Held to maturity, at amortized cost                             1,455       1,455           --          0.0%
  FHLB & FRB Stock                                                3,208       3,258          (50)        -1.5%
Loans and leases net of allowance
  for loan and lease losses and deferred loan fees              365,164     437,843      (72,679)       -16.6%
Premises and equipment, net of accumulated
  depreciation and amortization                                  12,630      13,156         (526)        -4.0%
Other real estate owned                                              --          55          (55)      -100.0%
Goodwill and core deposit intangibles, net                        2,398       2,772         (374)       -13.5%
Accrued interest receivable & other assets                       31,617      30,939          678          2.2%
                                                              ---------   ---------    ---------   ----------
TOTAL ASSETS                                                    673,843     655,770       18,073          2.8%

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                           120,001     108,140       11,861         11.0%
  Interest-bearing demand                                       156,081     142,432       13,649          9.6%
  Savings                                                       154,516     132,373       22,143         16.7%
  Time certificates                                             164,786     172,108       (7,322)        -4.3%
                                                              ---------   ---------    ---------   ----------
Total deposits                                                  595,384     555,053       40,331          7.3%
Fed funds purchased and other borrowings                          9,420      32,888      (23,468)       -71.4%
Accrued interest and other liabilities                            6,558       7,800       (1,242)       -15.9%
Company obligated manditorily redeemable cumulative
trust preferred securities of subsidiary grantor
trusts                                                           16,000      10,000        6,000         60.0%
                                                              ---------   ---------    ---------   ----------
Total liabilities                                               627,362     605,741       21,621          3.6%

STOCKHOLDERS' EQUITY:

Preferred stock, no par value: authorized 5,000,000 shares: none outstanding
Common stock, no par value:  authorized 20,000,000
shares, outstanding  6,570,073 and 6,930,792 at
September 30, 2003 and December 31, 2002                         23,700      25,112       (1,412)        -5.6%

Retained Earnings                                                22,583      23,260         (677)        -2.9%
Accumulated other comprehensive income, net of tax                  198       1,657       (1,459)       -88.1%
                                                              ---------   ---------    ---------   ----------
Total stockholders' equity                                       46,481      50,029       (3,548)        -7.1%

Total Liabilities & Stockholders Equity                       $ 673,843   $ 655,770    $  18,073          2.8%

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

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

Financial Ratios

                                                     For the nine months ended September 30,
                                                              2003              2002
                                                           ----------        ----------
Return on average assets                                         1.21%             1.27%
Return on average equity                                        16.61%            17.06%
Efficiency ratio                                                70.14%            64.36%
Net interest margin (Taxable-equivalent)                         4.81%             5.46%
Average equity to average assets                                 7.31%             7.36%

Allowance for Loan and Lease Losses

Balance beginning of year                                  $    6,723        $    5,786
Provision for loan losses                                          --             1,375
Net charge-offs                                                    81               695

Balance end of period                                      $    6,642        $    6,466

                                                       For the quarter ended September 30,
                                                              2003              2002
                                                           ----------        ----------
Return on average assets                                         1.07%             1.36%
Return on average equity                                        15.82%            17.90%
Efficiency ratio                                                73.41%            62.73%
Net interest margin (Taxable-equivalent)                         4.55%             5.41%
Average equity to average assets                                 6.75%             7.38%


Non-Performing Assets:                                  At September 30,    At December 31,
                                                              2003              2002
                                                           ----------        ----------
Total nonaccrual loans                                     $    1,627        $    1,452
Loans 90 days past due and still accruing                       1,684               864

Total nonperforming loans                                  $    3,311        $    2,316
Other real estate owned                                             0                55

Total nonperforming assets                                 $    3,311        $    2,371

Nonaccrual loans to total gross loans                            0.44%             0.33%
Nonperforming loans to total gross loans                         0.89%             0.52%
Total nonperforming assets to total assets                       0.49%             0.36%

Allowance for loan losses to nonperforming loans               200.60%           290.28%
Allowance for loan losses to total gross loans                   1.79%             1.51%
Allowance for loan losses to nonperforming assets              200.60%           283.55%

Total Gross Loans                                             371,805           444,566
Total Assets                                                  673,844           655,770
Average Loans Outstanding                                     407,374           424,272
Average Assets                                                666,219           619,911
Average Equity                                                 48,694            46,579

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